As filed with the Securities and Exchange Commission on January 20, 2006

Registration No. 333-_________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

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RESIDENTIAL ASSET SECURITIES
CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE
 (State or other jurisdiction of incorporation or organization)
51-0362653
 (I.R.S. employer identification number)
Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437
(952) 857-7000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Bruce J. Paradis
Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437
(952) 857-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard V. Kent, Esq.              Katharine I. Crost, Esq.            Paul A. Jorissen, Esq.
GMAC Mortgage Group, Inc.         Orrick, Herrington & Sutcliffe LLP      Mayer, Brown, Rowe & Maw LLP
200 Remaissance Center                   666 Fifth Avenue               1675 Broadway
Mail Code 482-B09-B11              New York, New York  10103              New York, New York 10019
Detroit, Michigan 48265
         Approximate  date of  commencement  of  proposed  sale  to the  public:  From  time  to  time  after  this
Registration Statement becomes effective as determined by market conditions.
         If any of the  securities  being  registered  on this  Form are to be  offered  pursuant  to  dividend  or interest reinvestment plans, please check the following box.
         If any of the  securities  being  registered  on this Form are to be offered  on a delayed  or  continuous basis  pursuant to Rule 415 under the  Securities  Act of 1933,  other than  securities  offered only in connection
with dividend or interest reinvestment plans, check the following box.  |X|
         If this Form is filed to register  additional  securities  for an offering  pursuant to Rule 462(b)  under the Securities Act,  please check the following box and list the Securities Act  Registration  Statement  number of
the earlier effective Registration Statement for the same offering.  |_|
         If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration  Statement number of the earlier effective  Registration
Statement for the same offering. |_|
         If this Form is a  registration  statement  pursuant  to  General  Instruction  I.D.  or a  post-effective amendment  thereto that shall become  effective upon filing with the  Commission  pursuant to Rule 462(e) under the
Securities Act, check the following box.  |_|
         If this  Form is a  post-effective  amendment  to a  registration  statement  filed  pursuant  to  General
Instruction  I.D.  filed to register  additional  securities or additional  classes of securities  pursuant to Rule
413(b) under the Securities Act, check the following box.  |_|
                                          CALCULATION OF REGISTRATION FEE
===================================== ======================== ======================= ======================== ========================

                                                                  Proposed Maximum        Proposed Maximum
                                                                Aggregate Price Per      Aggregate Offering     Amount of Registration
Title of Securities to be Registered  Amount to be Registered           Unit                    Price                     Fee
------------------------------------- ------------------------ ----------------------- ------------------------ ------------------------
------------------------------------- ------------------------ ----------------------- ------------------------ ------------------------
     Mortgage Asset-Backed and              $1,000,000                100%(1)                $1,000,000                  $107
   Manufactured Housing Contract
Pass-Through Certificates (Issuable
             in Series)
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(1)      Estimated solely for the purpose of calculating the registration fee.
         The  Registrant  hereby  amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment which  specifically  states that this
Registration  Statement shall thereafter  become effective in accordance with Section 8(a) of the Securities Act of
1933, or until this Registration  Statement shall become effective on such date as the Commission,  acting pursuant to said Section 8(a), may determine.

                                                 EXPLANATORY NOTE

         This Registration Statement includes (i) a basic prospectus relating to Mortgage Asset-Backed and
Manufactured Housing Contract Pass-Through Certificates and (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed or Manufactured Housing Contract Pass-Through Certificates
representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans or manufactured housing contracts.